Further Amendment and Consent Agreement to
                  Revolving Credit and Reimbursement Agreement
                               and Other Documents


     THIS AMENDMENT AGREEMENT is made and entered into as of this 31st day of July, 1996, by and among COMMUNITY CARE OF AMERICA, INC., a Delaware corporation ("CCA"), the following Subsidiaries of CCA: ECA HOLDINGS, INC., ECA PROPERTIES, INC., COMMUNITY CARE OF NEBRASKA, INC., CCA OF MAINE, INC., W.S.T. CARE, INC., QUALITY CARE OF LYONS, INC., QUALITY CARE OF COLUMBUS, INC., CCA ACQUISITION I, INC., GLENWOOD/SCC, INC., MARIETTA/SCC, INC., DUBLIN/SCC, INC., MACON/SCC, INC.COLLEGE PARK/SCC, INC. AND LULING/SCC, INC. (the "Old Borrowers") and COMMUNITY CARE OF GEORGIA, INC., a Delaware corporation (the "New Borrower"; together with the Old Borrowers, the "Borrowers"), COMMUNITY CARE OF AMERICA OF ALABAMA, INC. and CCA OF MIDWEST, INC., as Guarantors, and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (as successor to NationsBank of Florida, National Association), as Agent and sole Lender ("NationsBank") under the Revolving Credit and Reimbursement Agreement dated August 7, 1995 among the Borrowers (as defined in the Agreement) and NationsBank.

                              W I T N E S S E T H:

     WHEREAS, the Old Borrowers and NationsBank have entered into the Agreement pursuant to which NationsBank as Lender has agreed to make revolving loans to the Old Borrowers in the principal amount of up to $15,000,000 as evidenced by the Notes (as defined in the Agreement); and

     WHEREAS, as a condition to the making of the revolving loans pursuant to the Agreement the Lenders have required that all Subsidiaries of CCA which are not Borrowers guaranty payment of all Obligations of the Borrowers arising under the Agreement; and

     WHEREAS, the New Borrower desires to obtain working capital directly or indirectly with the proceeds of Loans under the Loan Documents, which will materially and directly benefit the New Borrower; and

     NOW, THEREFORE, the Borrowers and NationsBank do hereby agree as follows:

1. Definitions. The term "Agreement" as used herein and in the other Loan Documents (as defined in the Agreement) shall mean the Revolving Credit and Reimbursement Agreement referred to above, as heretofore and hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

2. Amendments to Agreement. Subject to the conditions hereof, the Agreement is hereby amended, in addition to the amendments effected by Section 1 above, as follows:


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     (a)  The  definition  of  "Borrowers"  in the Agreement and in each Exhibit thereto is hereby amended to mean, collectively, the Old Borrowers (as defined above in this Amendment) and the New Borrower (as defined above in this Amendment).

     (b) The definition of "Notes" in Section 1.01 of the Agreement is hereby amended by deleting from such definition the reference "Exhibit
          G-1996" and substituting in lieu thereof the reference "Exhibit G-1996A".

     (c) Exhibit G-1996 to the Agreement is deleted in its entirety and Exhibit G- 1996A, in the form attached to this Amendment, is substituted in lieu thereof.

3. Amendment to Guaranty and Subsidiary Security Agreement and Subsidiary Consents.

     (a) The definition of "Borrowers" as used in each Guaranty and Subsidiary Security Agreement is hereby amended to mean, collectively, the Old Borrowers and the New Borrower.

     (b) Each Subsidiary of CCA that is not a Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Agreement and the other Loan Documents and (ii) confirming its guarantee of payment of all the Obligations.

     (c) The parties hereto agree that in the event any additional Guaranty or Subsidiary Security Agreement shall be delivered after the date of this Amendment, the description of the Borrowers as contained in the forms of Guaranty and Subsidiary Security Agreement attached to the Agreement shall be modified to give effect to the amendment effected by this Section 3.

4.   Amendments to Security Agreement and LC Account Agreement.

     (a) Each of the definition of (i) "Borrowers" as used in the Security Agreement and (ii) "Pledgors" as used in the LC Account Agreement are hereby amended to mean, collectively, the Old Borrowers and the New Borrower.

5. New Borrower Undertakings. The New Borrower acknowledges and agrees that it is a party to and bound by, and shall observe, perform and fulfill all of the obligations, undertakings and liabilities of any "Borrower" or "Pledgor" under the Agreement, the Notes, the Security Agreement and the LC Account Agreement to the same extent as if it were an original signatory thereto. Without limiting the generality of the foregoing, the New Borrower acknowledges and agrees that by its execution hereof, it is granting and conveying to the Agent for the benefit of the Lenders a Lien upon and security interest in certain of its property in which it now has or may hereafter acquire an interest, pursuant to and as more particularly described in the Security Agreement.

6. Representations and Warranties. The Borrowers (including the New Borrower) hereby represents and warrants that:

     (a) The representations and warranties made by or with respect to such Borrower and its Subsidiaries in Article VII of the Agreement are true on and as of the


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         date hereof except that the financial statements referred to in Section
         7.01(f) shall be those most recently furnished to each Lender pursuant to Section 8.01(a) and (b);

     (b) There has been no material change in the condition, financial or otherwise, of CCA and its Subsidiaries since the date of the most recent financial reports of CCA and its Subsidiaries received by each Lender under Section 8.01 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change; and

     (c) The business and properties of CCA and its Subsidiaries are not, and since the date of the most recent financial report of CCA and its Subsidiaries received by each Lender under Section 8.01 thereof have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts.

7.   Conditions.   This  Amendment   Agreement   shall  become   effective  upon
     satisfaction of all of the following conditions:

     (i) the Borrowers shall deliver or cause to be delivered to the Agent, the following:

          (a) four counterparts of this Amendment Agreement duly executed by the Borrowers and consented to by each of the Subsidiaries that is not a Borrower;

          (b) a replacement Note in the form of Exhibit G-1996A attached hereto, duly executed by the Borrowers and payable to the order of NationsBank in the amount of the Total Revolving Credit Commitment;

          (c)  an opinion of counsel for the  Borrower and its  Subsidiaries  in
               form  and  content   acceptable  to  the  Agent;

          (d) the stock certificates evidencing ownership of the New Borrower, with duly executed stock power in blank affixed thereto; and

          (e) such other instruments and documents as the Agent may reasonably request;

     (ii) the Agent shall receive the written consent to this Amendment Agreement of the Required Lenders; and

     (iii)all instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of CCA and its Subsidiaries to enter into the transactions


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         contemplated  by  this  Amendment  Agreement,   such  documents,   when
         appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of CCA and its Subsidiaries relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

8. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof, and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

9. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                           BORROWERS:
                                      COMMUNITY CARE OF AMERICA, INC.
                                      ECA HOLDINGS, INC.
                                      ECA PROPERTIES, INC.
                                      COMMUNITY CARE OF NEBRASKA, INC.
                                      CCA OF MAINE, INC.
                                      W.S.T. CARE, INC.
                                      QUALITY CARE OF LYONS, INC.
                                      QUALITY CARE OF COLUMBUS, INC.
                                      CCA ACQUISITION I, INC.
                                      GLENWOOD/SCC, INC.
                                      MARIETTA/SCC, INC.
                                      DUBLIN/SCC, INC. MACON/SCC, INC.
                                      COLLEGE PARK/SCC, INC. LULING, INC.
                                      COMMUNITY CARE OF GEORGIA, INC.
WITNESS:
_______________________               By:    /s/__David H. Fater_______
                                      Name:  David H. Fater
_______________________               Title: Executive Vice President and
                                             Financial Officer of
                                             EACH OF THE NAMED CORPORATIONS
                                      GUARANTORS:
                                      COMMUNITY CARE OF AMERICA OF
                                      ALABAMA, INC.
                                      CCA OF MIDWEST, INC.
                                      By:    /s/ David H. Fater_________
                                      Name:  David H. Fater
                                      Title: Executive Vice President and
                                             Chief Financial Officer
                                      NATIONSBANK, NATIONAL ASSOCIATION
                                      (SOUTH), as Agent for the Lenders
                                      By:    /s/ Michael Sylvester
                                      Name:  Michael Sylvester
                                      Title: Officer
                                      NATIONSBANK, NATIONAL ASSOCIATION
                                      (SOUTH), as Lender
                                      By:    /s/ Michael Sylvester
                                      Name:  Michael Sylvester
                                      Title: Officer



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